UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2017
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Principal Accounting Officer

On March 3, 2017, Virginia National Bankshares Corporation (the “Company”) announced that Tara Y. Harrison was named the Chief Financial Officer of the Company and its subsidiary, Virginia National Bank (the “Bank”). Ms. Harrison, who will serve as both the principal financial officer and the principal accounting officer of the Company, was also appointed Executive Vice President of the Company and the Bank. A copy of the press statement announcing Ms. Harrison’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Ms. Harrison, age 48, joined the Bank in October 2016 as an accounting/finance internal consultant. From January 2015 to October 2016, Ms. Harrison served as an independent consultant, providing accounting, auditing, risk management and financial reporting advice to certain Fortune 500 companies as well as private companies. Prior to establishing her consulting practice in 2015, Ms. Harrison served as the Director of Internal Audit for StellarOne Corporation, a $3 billion bank holding company, and its subsidiary banks for ten years. Ms. Harrison is a certified public accountant, certified fraud examiner and certified internal auditor, and is certified in financial forensics and risk management assurance. Other positions which Ms. Harrison has held within executive financial leadership include the Chief Financial Officer for Guaranty Financial Corporation and Guaranty Bank and the Director of Finance and Controller for Comdial Corporation. Ms. Harrison began her career with Deloitte & Touche, LLP, providing accounting, auditing, consulting and compliance services to a variety of industries, including financial services, over an eight-year tenure. Ms. Harrison is a graduate of the McIntire School of Commerce of the University of Virginia.

There are no arrangements or understandings between Ms. Harrison and any other person pursuant to which she was selected to serve as an officer of the Company. There are no family relationships between Ms. Harrison and any director or other executive officer of the Company.

In conjunction with Ms. Harrison’s appointment, the Company and Ms. Harrison entered into a Management Continuity Agreement, and the Bank and Ms. Harrison entered into a Non-Disclosure, Non-Solicitation and Non-Competition Agreement, each of which is discussed in more detail below.

Material Compensatory and Other Agreements with Executive Officers

On March 2, 2017, the Company entered into a Management Continuity Agreement with each of the following executive officers of the Company: Glenn W. Rust, Chief Executive Officer and President of the Company and the Bank; Virginia R. Bayes, Chief Credit Officer and Executive Vice President of the Bank; Tara Y. Harrison, Chief Financial Officer and Executive Vice President of the Company and the Bank; and Donna G. Shewmake, General Counsel, Executive Vice President and Corporate Secretary of the Company and the Bank (collectively the

“Executives” and individually, the “Executive”). On the same date, the Bank entered into a Non-Disclosure, Non-Solicitation and Non-Competition Agreement with each of the Executives.

Under the terms of the Management Continuity Agreement entered into with each of the Executives, in the event of a Change in Control (as defined in the agreement) of the Company, the Company or its successor is required to continue to employ each Executive for a period of two years following the date of the Change in Control with commensurate authority, responsibilities, compensation and benefits for that period. Each Management Continuity Agreement also provides for certain benefits and payments to an Executive in the event of the termination of employment following a Change in Control. If an Executive’s employment terminates without “Cause” or for “Good Reason” (each as defined in the agreement), such Executive is entitled to receive, in addition to accrued obligations, (i) a lump sum cash payment equal to the sum of (A) two times the sum of the Executive’s annual base salary in effect at termination, plus (B) the average annual bonus paid or payable to the Executive for the two most recently completed years, plus (C) any amounts contributed by the Executive during the most recently completed year pursuant to a salary reduction agreement or any other program that provides for pre-tax salary reductions or compensation deferrals; (ii) continuation of employee welfare benefits for up to eighteen months following the date of termination; and (iii) a lump sum equal to the Company’s contributions to the Executive’s account in the Company sponsored 401(k) retirement savings plan for the two-year period prior to termination of employment. The severance benefits will be reduced to the extent necessary to avoid the imposition of the golden parachute excise taxes under Section 4999 of the Internal Revenue Code. Each Management Continuity Agreement also provides that any incentive based compensation or award an Executive receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as the Board of Directors of the Company determines, but in no event with a look-back period of more than two years, unless required by applicable law or stock exchange listing requirements.

Under the Non-Disclosure, Non-Solicitation and Non-Competition Agreement, each of the Executives has agreed (i) to protect and not disclose the confidential and proprietary information of the Bank or its affiliates (collectively, “VNB”), (ii) not to solicit VNB’s customers or employees during the twelve-month period following termination of the Executive’s employment, and (iii) not to engage in any activity or work that is competitive with VNB’s business within a thirty-mile radius of his/her office location or within a ten-mile radius of any other VNB location during employment and for the three-month period following (A) voluntary or involuntary termination of employment in the case of Mr. Rust, or (B) for each of the other Executives, the termination of employment by the Executive for any reason or VNB’s termination of Executive’s employment for “Cause” (as defined in the agreement). Under the terms of the Management Continuity Agreement, the provisions of the Non-Disclosure, Non-Solicitation and Non-Competition Agreements will survive termination of the Executive’s employment except the non-competition provisions will not apply after the Executive ceases to be employed by the Company following a Change in Control unless the Executive is entitled to receive severance benefits provided under the Management Continuity Agreement in connection with termination of his/her employment without Cause or for Good Reason.

The foregoing description of the Management Continuity Agreement entered into by the Company and each of the Executives is qualified in its entirety by reference to the form of Management Continuity Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the Non-Disclosure, Non-Solicitation and Non-Competition Agreement is qualified in its entirety by reference to (i) the Non-Disclosure, Non-Solicitation and Non-Competition Agreement for Mr. Rust filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein, and (ii) the form of Non-Disclosure, Non-Solicitation and Non-Competition Agreement signed by the Executives other than Mr. Rust filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 -- Financial Statements and Exhibits.

(d) Exhibits

The following exhibit(s) are filed herewith:

Exhibit No.	Description
10.1	Form of Management Continuity Agreement executed March 2, 2017 between the Company and each of Glenn W. Rust, Virginia R. Bayes, Tara Y. Harrison and Donna G. Shewmake.
10.2	Non-Disclosure, Non-Solicitation and Non-Competition Agreement dated March 2, 2017 between Virginia National Bank and Glenn W. Rust.
10.3	Form of Non-Disclosure, Non-Solicitation and Non-Competition Agreement dated March 2, 2017 between Virginia National Bank and each of Virginia R. Bayes, Tara Y. Harrison and Donna G. Shewmake.
99.1	Press statement issued by Virginia National Bankshares Corporation on March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated: March 3, 2017	By:	/s/ Glenn W. Rust
Glenn W. Rust
President and Chief Executive Officer